Exhibit 99.1

Onex Corporation

Canada Trust Tower

161 Bay Street - 49th Floor

Toronto, Ontario M5J 2S1

Canada

Fax no. (416) 362-5765

May 27, 2003

Magellan Health Services, Inc.

6950 Columbia Gateway, Suite 400

Columbia, MD  21046

Attention:  Mark S. Demilio

Re:          Funding Commitment

Gentlemen:

The undersigned (the “Investor”) is pleased to provide, on the terms set forth herein and in the term sheet attached hereto as Exhibit A (the “Term Sheet”), a commitment to invest up to $200 million (the “Investment”)  to purchase common stock of reorganized Magellan Health Services, Inc. (together with all direct and indirect subsidiaries, “Magellan,” and as reorganized pursuant to the chapter 11 filing of such companies on March 11, 2003 (the “Chapter 11 Cases”), “Reorganized Magellan,” and together with all direct and indirect  subsidiaries, the “Reorganized Companies”) having the characteristics set forth in the Term Sheet,   the proceeds of which investment are to be used by the Reorganized Companies as set forth in the Term Sheet.  The Investor’s commitment for the Investment is subject solely to the conditions set forth in the Term Sheet.  Capitalized terms used in this commitment without definition shall have the meanings given to them in the Term Sheet.

Upon reasonable notice and subject to the terms and conditions of the confidentiality agreement, dated February 21, 2003, by and between Magellan and the Investor (the “Confidentiality Agreement”), Magellan will afford the Investor and its counsel, accountants and other representatives (collectively, “Representatives”) full and complete access to the books, records and properties of Magellan and the opportunity to discuss the business, affairs and finances of Magellan with directors, officers, employees, accountants, attorneys and representatives of Magellan in order to enable the Investor and its Representatives to make such investigations of Magellan and its respective businesses as they deem appropriate.  Magellan agrees that it will cause the officers and employees of Magellan, and will request its legal counsel and accountants, to cooperate so that the Investor can complete such review, including promptly disclosing to the Investor any material facts known to such parties which has resulted in, or could be expected to result in, a material adverse change of the type referred to in the section captioned “Conditions Precedent” in the Term Sheet.

Magellan agrees to reimburse the Investor for all reasonable actual fees and expenses as set forth in the Term Sheet.  The obligations of Magellan to reimburse expenses as provided herein (the “Expense Obligations”) shall remain effective whether or not any definitive documentation is executed and notwithstanding any termination of this Commitment Letter and shall be binding upon Reorganized Magellan in the event that any plan of reorganization of Magellan is consummated.

Excluding any Indemnity Claim (as defined herein) arising solely from an Indemnified Party’s (as defined herein) breach of this Commitment Letter or breach of any other agreements between an Indemnified Party and Magellan, or among an Indemnified Party and the Reorganized Companies, Magellan agrees to indemnify and hold harmless the Investor and its affiliates, directors, officers, partners, members, employees, agents and assignees (including affiliates thereof) (each an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Commitment Letter or the Term Sheet, or in any way arise from any use or intended use of this Commitment Letter, the Term Sheet or the proceeds of the Investment, and Magellan agrees to reimburse (on an as-incurred monthly basis) each Indemnified Party for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party (each, an “Indemnity Claim”).  In the event of any litigation or dispute involving this Commitment Letter and/or the Term Sheet, the Investor shall not be responsible or liable to Magellan or any other person or entity for any special, indirect, consequential, incidental or punitive damages.  The obligations of Magellan under this paragraph (the “Indemnification Obligations”) shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any definitive legal documentation is executed and notwithstanding any termination of this Commitment Letter and shall be binding upon Reorganized Magellan in the event that any plan of reorganization of Magellan is consummated.  Magellan shall file a motion seeking Bankruptcy Court approval of this Commitment Letter and the Term Sheet within five (5) business days after the Commitment Letter has been executed by the Investor and Magellan.

Magellan hereby agrees to pay the Investor the Break-Up Fee and Closing Fee on the terms and subject to the conditions set forth in the Term Sheet.  The obligation to the pay any Break-Up Fee and Closing Fee as provided herein shall be binding upon Reorganized Magellan in the event any plan of reorganization for Magellan is consummated.

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Except as provided herein, Magellan agrees that, once paid, the fees or any part thereof payable hereunder and under the Term Sheet shall not be refundable or form the basis of any defense, setoff, or recoupment claim under any circumstances, regardless of whether the transactions contemplated by the Term Sheet are consummated.  All fees payable hereunder shall be paid in immediately available funds.  Damages recoverable by the Investor for breach of this Commitment Letter and the Term Sheet shall be limited in amount to the combined amounts due to the Investor on account of the Break-Up Fee; no special, indirect, consequential, incidental, punitive or other damages shall be recoverable by the Investor as a result of such a breach.

Magellan represents and warrants that (i) all written information and other materials concerning Magellan, the Reorganized Companies and the Plan (the “Information”) which has been, or is hereafter, prepared by, or on behalf of, Magellan and delivered to the Investor is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statement has been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which were believed by Magellan to be reasonable and (B) information believed by Magellan to have been accurate based upon the information available to Magellan, in each case, at the time such projections were furnished to the Investor.

Magellan shall not issue any press release that references the Investor or the Investment without the consent of the Investor, which consent shall not be unreasonably withheld; provided, however, that if Magellan has provided the Investor with a copy of the press release, and the Investor has not responded within four (4) business day hours, Magellan may proceed with issuance of the press release.

This Commitment Letter, including the attached Term Sheet (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto (other than the Confidentiality Agreement); (b) shall be governed, except to the extent that the Bankruptcy Code is applicable, by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (c) shall not be assignable by either party without the prior written consent of the other party (and any purported assignment without such consent shall be null and void); (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by Magellan and the Investor.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Notwithstanding anything herein to the contrary, the obligations of Magellan hereunder and under the Term Sheet are subject to the approval of the Bankruptcy Court having jurisdiction with respect to the Chapter 11 Cases.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on May 27, 2003. This Commitment Letter will become effective upon the mutual exchange of executed counterparts hereof.  This Commitment Letter shall expire at 5:00 p.m. on May 27, 2003, unless it has previously become effective.  The Investor’s commitment and agreements herein will expire at such time in the event the Investor has not received such executed counterparts in accordance with the immediately preceding sentence.

Very truly yours,

ONEX CORPORATION

		By:	/s/ Robert M. LeBlanc
		Name:	Robert M. LeBlanc
		Title:	Managing Director

Agreed and accepted as of the date first above written:

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Steven J. Shulman
	Name:	Steven J. Shulman
	Title:	Chief Executive Officer

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EXHIBIT “A”

Term Sheet

This Term Sheet is part of the commitment letter dated May 27, 2003 (the “Commitment Letter”), addressed to Magellan by the Investor and is subject to the terms and conditions of the Commitment Letter.  Capitalized terms used herein shall have the meanings set forth in the Commitment letter unless otherwise defined herein.

ISSUER:	Magellan Health Services, Inc.

SECURITIES:

Up to $150 million of a separate class of common stock (the “MVS Securities”) of Reorganized Magellan.  Common shares in Reorganized Magellan to be issued to creditors under the modified Plan of Reorganization (the “Modified Plan”) to be filed in Magellan’s Chapter 11 cases shall be referred to as New Common Stock.  The MVS Securities and the New Common Stock will be identical in all respects, except with respect to voting and except that the MVS Securities will be convertible into New Common Stock, as provided herein.  In exchange for such investment, the Investor shall receive shares of MVS Securities on the effective date of the Plan (the “Effective Date”), which MVS Securities (a) shall be entitled to exercise 50% of the voting rights pertaining to all of Reorganized Magellan’s outstanding common stock (including the New Common Stock and the MVS Securities) and (b) shall represent up to approximately 44.78%(1) of the economic equity interests in Reorganized Magellan but no less than 29.9%(2) of the economic equity interests in Reorganized Magellan.  The MVS Securities shall be convertible into shares of New Common Stock having equivalent economic equity interests in Reorganized Magellan upon the transfer of the MVS Securities to any person other than Onex Corporation or an entity controlled by Onex Corporation (including a change of control of the entity owning the MVS Securities  so that it is no longer controlled by Onex Corporation); provided, further that all MVS Securities shall be converted into shares of New Common Stock if either (i) the number of outstanding MVS Securities is less than 66 2/3% of the number of MVS Securities purchased by the Investor for $100,000,000 on the Effective Date pursuant to this section or (ii) MVS Securities represent less than 10% of the outstanding economic common equity interests in Reorganized Magellan (such number of shares specified in clause (i) or (ii), the

(1) These percentages are determined by using a pre-money valuation of $185 million (i.e., $150 million investment)

(2) This percentage is 2/3 of the percentage of the 44.78% percentage above.

“Minimum Hold”).  Subject to the terms hereof (and potential reductions as a result of the sale of New Common Stock to Participating Other Holders (as defined herein)), the aggregate purchase price (the “Purchase Price”) for the MVS Securities purchased pursuant to this section will be up to $150 million payable in cash.  Closing on the investment will take place on the Effective Date, by the delivery to Magellan (or Reorganized Magellan), by wire transfer of immediately available funds, of the Purchase Price.

PARTICIPANTS IN INVESTMENT:

Holders of unsecured claims in Class 7 under Magellan’s Modified Plan shall have the right to purchase (the “Subscription Rights”) shares of New Common Stock (representing approximately 14.9%(3) of the aggregate equity interests in Reorganized Magellan which is the 44.78% less the amount allocated solely to the Investor). (All holders of Class 7 unsecured claims who elect to purchase Subscription Rights are referred to hereinafter as “Participating Other Holders.”) Magellan and the Creditors’ Committee shall determine the terms and conditions of the Subscription Rights.  The Investor shall purchase MVS Securities representing the equity interest attributable to the New Common Stock offered to, but not purchased by, holders of Class 7 Unsecured Claims and ensure that the issuance of such MVS Securities and the issuance of New Common Stock to Participating Other Holders in respect of Subscription Rights results in proceeds of $150 million.  The Subscription Rights shall only be exercisable by the Participating Other Holders by payment in full in cash by the Effective Date.

USE OF PROCEEDS:

The Modified Plan shall provide that (a) $25 million of the proceeds of the sale of the MVS Securities and of the Subscription Rights shall be used to make a cash payment to holders of allowed unsecured claims in Class 7 to reduce the principal amount of the New Senior Notes under the Plan by the amount of the cash payment; provided that if the Senior Secured Credit Agreement is repaid in full in cash with proceeds of an exit facility that is on terms substantially similar to the term sheet attached as part of the work fee letter, dated April 29, 2003 by and between Magellan and DeutscheBank (or terms as or more favorable to Magellan), such amount of proceeds that shall be used to make a cash payment in lieu of the issuance of New Senior Notes shall be increased to $75 million and (b) the remainder of the proceeds shall be used for general working capital purposes.

(3) This percentage is 1/3 of the 44.78% percentage above.

PLAN OF REORGANIZATION:

The Investor’s obligation to purchase the MVS Securities pursuant to the terms hereof shall be contingent upon the confirmation and consummation of the Modified Plan, which shall be substantially on the terms set forth in Plan Terms (as defined herein), without amendment that is adverse to the Investor.

REPRESENTATIONS AND WARRANTIES:	The final documents shall contain representations and warranties customary for a transaction and issuer of this nature and reasonably satisfactory to the Investor, Magellan and the Official Committee.

BOARD REPRESENTATION:

The number of directors on Reorganized Magellan’s Board of Directors shall be fixed at seven (7).  For purposes of the composition of Reorganized Magellan’s initial Board of Directors:  (A) five (5) of the board members (the “Investor Directors”) shall initially be designated by the Investor (two of whom shall be members of management of Reorganized Magellan and at least one of whom shall qualify as an independent director); (B) two (2) additional board members (separate and apart from the Investor Directors) (each, a “Consent Director”) initially shall be selected by the Committee of which one shall qualify as an independent director, both of which shall be subject to the consent of the Investor, which consent shall not be unreasonably withheld.

For purposes of selecting Consent Directors, the Committee shall be defined as the Official Committee of Unsecured Creditors (the “Official Committee”) appointed in the Chapter 11 Cases.

On and after the Effective Date, Reorganized Magellan’s charter and by-laws, as amended pursuant to this Term Sheet, shall provide that the holders of the MVS Securities shall (i) vote as a separate class to elect three (3) members of Reorganized Magellan’s board of directors until the MVS Securities represent less than the Minimum Hold and (ii) vote together with the holders of the New Common Stock to elect two (2) members of Reorganized Magellan’s board of directors.  Until the MVS Securities represent less than the Minimum Hold, the holders of the MVS Securities shall be entitled to cast a number of votes equal to the aggregate number of shares of New Common Stock outstanding at the time of any vote.  Two (2) members of Reorganized Magellan’s Board of Directors shall be elected by the holders of New Common Stock voting as a separate class.  After all of the MVS Securities are converted into New Common

Stock, all common shareholders shall have the right to vote together to elect all members of the board of directors in accordance with applicable law.

All affiliated party transactions between Reorganized Magellan and the Investor or any of its affiliates must be approved by either (i) a majority of the members of Reorganized Magellan’s Board of Directors elected by the holders of New Common Stock, voting as a separate class, or (ii) holders of a majority of the New Common Stock, voting as a separate class.

REGISTRATION RIGHTS:	Reorganized Magellan shall enter into a registration rights agreement with the Investor on terms satisfactory to the Investor.

CONDITIONS PRECEDENT:	The obligations of the Investor to make the Investment will be subject to the following conditions precedent:

(a)          the Modified Plan shall be in form and substance materially consistent with the Plan of Reorganization of Magellan and its subsidiaries filed on March 26, 2003 (with such changes as required to incorporate the terms of this Term Sheet, the “Plan Terms”) and shall be reasonably satisfactory to the Investor.  The Modified Plan shall include a provision permitting the Investor, together with such Participating Other Holders, to offer holders of allowed Class 7 claims an opportunity to tender a portion of the shares of New Common Stock such holders are otherwise entitled to receive in respect of their claims up to a maximum of $50 million to the Investor and such Participating Other Holders at a price determined based upon a pre-investment total equity value of $150 million.  Holders of allowed Class 7 claims that make such an election shall be required to do so no later than the last day for the receipt of ballots accepting or rejecting the Modified Plan, all such elections shall be irrevocable.  The aggregate number of shares (which will be issued in the form of MVS Securities instead of New Common Stock) to be acquired by the Investor on the Effective Date as a result of the elections made by the holders of allowed Class 7 claims shall be no less than the total number of shares tendered for purchase by the holders of allowed Class 7 claims multiplied by a fraction, the numerator of which is the purchase price paid for the MVS Securities issued to Investor pursuant to the sections of this term sheet entitled “Securities” and “Participants in Investment” and the denominator of which is $150 million;

(b) an order confirming the Modified Plan (the “Confirmation Order”), in form and substance reasonably satisfactory to the Investor, shall have been entered and shall be in full force and effect;

(c)          there shall not have occurred any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of Magellan and its direct or indirect subsidiaries, taken as whole, since September 30, 2002; provided, however, that (a) any change reflected in Magellan’s 10-Q filings for the fiscal quarters ended December 31, 2002 or March 31, 2003 or any other information disclosed to the Investor (or known to the Investor) on the date hereof, and (b) the filing of these Chapter 11 Cases or the consummation of the Modified Plan shall not be deemed a material adverse change;

(d)         execution and delivery of appropriate legal documentation in form and substance reasonably satisfactory to the Investor and the satisfaction of the conditions precedent contained therein which conditions precedent shall not vary materially from the conditions precedent set forth herein;

(e) adoption of a corporate charter and bylaws for Reorganized Magellan consistent with the terms contained herein and in form and substance reasonably satisfactory to the Investor;

(f)          all necessary governmental, regulatory and third party approvals, waivers and/or consents in connection with the Investment shall have been obtained and remain in full force and effect, and there shall exist no claim, action, suit or proceeding, pending in any court or before any governmental instrumentality, which would restrict the making of the Investment;

(g)         as of the end of the month prior to the Effective Date, Magellan realizes revenues and EBITDA for the period from January 1, 2003 through the end of such month that are no less than 85% of the projected revenues and EBITDA set forth in Magellan’s business plan for fiscal year 2003, in the form attached hereto as Exhibit “B,” and Magellan shall provide the Investor on the business day immediately preceding the Effective Date, a statement, which shall be executed by the President and Chief Executive Officer and Chief Financial Officer of the Company, which shall set forth the actual revenues and EBITDA for the measurement period;

(h)         cash in hand or borrowing availability as of the Effective Date, after giving effect to $47.5 million of the proceeds of the Investment but taking into account distributions under the Plan (other than the cash payments used to reduce the New Senior Notes or any payment to pay cash in lieu of issuing New Common Stock as set forth in paragraph (a) above in this section “Conditions Precedent”), of at least $20 million, and Magellan shall provide the Investor on the business day immediately preceding the Effective Date a certificate, executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, confirming that the Company projects that it will have cash (or cash equivalents) and/or availability under a revolving or similar credit facility during the period commencing on the Effective Date and continuing for 18 months thereafter in an amount of no less than $20 million;

(i)           total fees and expenses incurred from and after May 1, 2003, of the legal advisors to Magellan, the Official Committee and the existing senior secured lenders’ agent related to the Chapter 11 Cases, Healthcare Partners, Inc., Houlihan Lokey, Alvarez & Marsal, Gleacher Partners, LLC and Kekst (such fees and expenses shall specifically exclude the success fee payable to Houlihan Lokey, and any fees payable in respect of any exit financing) shall not exceed $25 million;

(j)           either the New Facilities (as defined in the Plan) shall have closed on substantially the terms set forth in the Plan Terms and shall be in full force and effect or the Senior Secured Credit Agreement shall be paid in full in cash with the proceeds of an exit facility, the terms of which are as or more favorable to Reorganized Magellan as the New Facilities; and

(k)          the New Aetna Note and the Aetna Purchase Option (each as defined in the Plan of Reorganization) shall have been executed on substantially the terms set forth in the Plan Terms and shall be in full force and effect.

TERMINATION	“Termination Event” wherever used herein, means any of the

EVENTS:	following events (whatever the reason for such Termination Event and whether it will he voluntary or involuntary):

(a) Magellan has not filed the Modified Plan on or before June 30, 2003;

(b) Magellan has not filed a disclosure statement relating to the Modified Plan (the “Disclosure Statement”) on or before June 30, 2003;

(c)          Magellan has not filed a motion (the “Approval Motion”) seeking approval of the Commitment Letter and this Term Sheet within five (5) business days after the Commitment Letter has been executed by Investor and Magellan;

(d)         the Bankruptcy Court has not entered an order granting the relief set forth in the Approval Motion on or before thirty (30) days after the Commitment Letter has been executed by the Investor and Magellan;

(e) Magellan does not obtain Bankruptcy Court approval of the Disclosure Statement on or before September 15, 2003;

(f) the Bankruptcy Court does not confirm the Modified Plan on or before November 15, 2003;

(g) the Effective Date of the Modified Plan does not occur on or before December 15, 2003;

(h)         a trustee, responsible officer, or an examiner with powers beyond the duty to investigate and report, as set forth in subclauses (3) and (4) of clause (a) of section 1106 of the Bankruptcy Code shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in the Chapter 11 Cases;

(i) the Chapter 11 Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code;

(j) Magellan shall have breached any material provision of the Commitment Letter or this Term Sheet;

(k) the failure or nonoccurrence of any condition precedent in the Commitment Letter or this Term Sheet;

(l) the Modified Plan provides or is modified to

provide for any terms that are materially adverse to the Investor or are materially inconsistent with the terms set forth in this Term Sheet; and,

(m)         after filing the Modified Plan, Magellan (i) submits an additional or further amended plan of reorganization or liquidation that is materially adverse to the Investor or are materially inconsistent with the terms and provisions of this Term Sheet or (ii) moves to withdraw or withdraws the Modified Plan.

The foregoing Termination Events are intended solely for the benefit of the Investor.

All provisions of the Commitment Letter and this Term Sheet shall terminate automatically without the act of any party to the Commitment Letter upon the occurrence of any of the Termination Events, unless (x) the occurrence of such Termination Event is waived in writing within five (5) business days of its occurrence by the Investor; or (y) the Termination Event that has occurred is that set forth under subparagraph j. above, in which case termination is effective upon (A) written notice being provided to Magellan by the Investor that (1) Magellan has breached a material provision of the Commitment Letter or this Term Sheet and (2) sets forth the provisions of the Commitment Letter and/or this Term Sheet that have been breached; provided that Magellan hereby agrees to waive the requirement (if any) that the automatic stay in effect pursuant to section 362 of the Bankruptcy Code (the “Automatic Stay”) be lifted in connection with giving such notice (and not to object to the Investor seeking to lift the Automatic Stay in connection with giving such notice, if necessary), and (B) a ten (10) day cure period with respect to such breach must have occurred and such breach must remain uncured.

FEES AND EXPENSES:

Magellan shall reimburse the Investors for all reasonable and documented out-of-pocket expenses incurred by the Investor after February 14, 2003 directly related to the negotiation, preparation, execution and delivery of this Commitment Letter and Term Sheet with respect to the Investment and any and all definitive documentation or other acts relating hereto or thereto, including, but not limited to, the actual reasonable fees and expenses of counsel, accountants and/or consultants to the Investors and the fees and expenses incurred by the Investor in connection with any due diligence (including fees and expenses payable to consultants); provided that such expenses shall not exceed $1,000,000, plus any expenses incurred in connection with obtaining the necessary state regulatory approvals in connection with the Investment.

A Closing Fee in an amount equal to 1.75% of the aggregate purchase price of the Investment (i.e., the actual cash amount invested by the Investor) payable solely upon the closing of the Investment.

The Break-Up Fee in an amount equal to $4,000,000 in the event that the Debtors consummate, on or before June 30, 2004, an equity investment with another party; provided, however that the Break-Up Fee shall not be payable if Investor breaches any of its obligations hereunder or under the Commitment Letter.

GOVERNING LAW:	All documentation in connection with the Investment shall be governed by the laws of the State of New York.

ASSIGNMENT:	The Investor may not assign its right to purchase the MVS Securities without the consent of Magellan.

AMENDMENT:	No amendment of the Commitment Letter or this Term Sheet shall be effective without the prior written consent of the Investor and Magellan.